UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 25, 2007
(Date of earliest event reported)

ROYAL INVEST INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th Floor
New York, NY 10019-4702
----------------------------------
(Address of principal executive offices) (Zip Code)

(203) 557-3845
---------------------------------------------------------------
(Registrant’s telephone no., including area code)

---------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry into a Material Definitive Agreement.

       On or about May 25, 2007 the Registrant through its CEO Jerry Gruenbaum of Westport, Connecticut USA and its subsidiary Royal Invest Europe B.V., through its Managing Director David Havenaar of Rotterdam, the Netherlands, entered into a binding Memorandum of Agreement with Machine Transport Midden Nederland BV, of Rijnsburg, the Netherlands; FVG BV, of Amsterdam, the Netherlands; Emile-Staete BV, of Amsterdam, the Netherlands; and Rico Staete BV, of Amsterdam, the Netherlands all of whom collectively known as the “Sellers” and E.C.M. Hoff Holding BV of Rotterdam, the Netherlands as the “Deal Maker” (hereinafter “ECM”) to purchase 7 properties in the Netherlands and Germany specifically as mentioned below for € 37,666,000 (approximately $51,225,760 USD) in cash and stock.  The properties which have a yearly rental income of € 2,875,589 (approximately $3,910,801), has been appraised by an assessor acceptable to the Bank of Scotland for € 37,666,000 (approximately $51,225,760 USD).  In addition the Sellers will pay any real estate transfer tax and Registrant will pay approximately € 75,000 in notary transfer expenses.  The transaction is subject to bank financing in the amount of € 31,074,450 from the Bank of Scotland which the Registrant has applied for and is awaiting a decision and shares of the Registrant valued at $0.10 per share for a total of 104,780,880, signing a note with the Sellers for € 1,038,969 (approximately $1,412,998 USD), refinancing of a € 3,560,000 (approximately $4,841,600 USD)  and 1,000 newly issued preferred shares to ECM.  The preferred shares have a right to appoint one member to the Board of Directors and the right to request the Board of Directors to call for a shareholders’ meeting.

The Registrant in the above transaction is acquiring commercial properties with approximately 42,744 m2 (approximately 459,613 square feet) located as stated herein:

1.	Meijlweg 7, in Vianen, the Netherlands
2.	Berenkoog 53, Alkmaar, the Netherlands
3.	Keulsekade 21, Utrecht, the Netherlands
4.	Edisonweg 9, Woerden, the Netherlands
5.	De Schans 1802, Lelystad, the Netherlands
6.	Franciscusweg 8-10, Hilversum, the Netherlands
7.	Tackenweide 48, Emmerich, Germany

FVG PROPERTIES, excluding Emmerich
	Open market value					Gross market			ACTUAL	ACTUAL VS
Assessment report	(incl buyers costs)	LOAN	NET VALUE	M2	RENT/M2	Rental value	%	MULTIPLIER	RENT	MARKET RENT
VIANEN	€2,808,000	€2,316,600	€491,400	3,473	€64	€222,000	7.9%	12.6	€221,060	99.6%
ALKMAAR	€1,609,000	€1,327,425	€281,575	2,009	€60	€120,800	7.5%	13.3	€126,632	104.8%
UTRECHT	€4,296,000	€3,544,200	€751,800	11,102	€32	€356,500	8.3%	12.1	€271,008	76.0%
WOERDEN	€863,000	€711,975	€151,025	775	€90	€69,800	8.1%	12.4	€53,147	76.1%
LELYSTAD	€3,051,000	€2,517,075	€533,925	3,042	€79	€239,000	7.8%	12.8	€230,160	96.3%
HILVERSUM	€20,289,000	€16,738,425	€3,550,575	11,860	€125	€1,480,700	7.3%	13.7	€1,590,110	107.4%
SUBTOTAL	€32,916,000	€27,155,700	€5,760,300	32,261	€77	€2,488,800	7.6%	13.2	€2,492,117	100.1%
	$44,765,760	$36,931,752	$7,834,008		$105	$3,384,768			$3,389,279

FVG Property Emmerich
notarial deed follows July 19th 2007
Seller is Machine Transport Midden Nederland B.V.
Acquisition will be free from German Real Estate Transfer Tax.
Letter of Intent is agreed upon, whereby shares in Rico Staete BV will be delivered on basis of balance sheet as per March 31, 2007.
March 31, 2007 balance sheet is as follows

Rico Staete BV	EUR	USD
Assets
Emmerich property	€4,750,000	$6,460,000

Liabilities
Deffered taxation	€255,004	$346,805

Arrangements FVG
Mortgage	€3,560,334	$4,842,054
Creditors payable by FVG	0	-
Investments payable	0	-
Current account FVG	€(1,451)	$(1,973)
	€3,558,883	$4,840,081

Nett other rec / pay	€(102,856)	$(39,884)

Liabilities taken over	€3,711,031	$5,047,002

Nett asset value	€1,038,969	$1,412,998

EMMERICH (RICO STAETE BV)
	Open market value					Gross market			ACTUAL	ACTUAL VS
Assessment report	(excl buyers costs)	LOAN	NET VALUE	M2	RENT/M2	Rental value	%	MULTIPLIER	RENT	MARKET RENT
EMMERICH (RICO STAETE BV)	€4,750,000	€-	€4,750,000	10,483	€37	€383,468	8.1%	12.4	383,472	100.0%

SUBTOTAL	€4,750,000	€-	€4,750,000	10,483	€37	€381,468	8.1%	12.4	383,472	100.0%
	$6,460,000	$-	$6,460,000		$50	$521,516			$521,522

          In addition on or about May 25, 2007 the Registrant entered into a Consulting Agreement with ECM in which David Havenaar, the Managing Director of the Registrant’s subsidiary Royal Invest Europe B.V. is a shareholder to secure financing for the Registrant to fund its planned acquisitions.  ECM is to be paid a 2% finders fee for securing funding from a bank, and 8% finder’s fee for securing funding from investors for the Registrant.

          Neither Jerry Gruenbaum nor Nathan Lapkin, the officers and directors of the Registrant are directly or indirectly affiliated with any of the Sellers or ECM nor are they directly or indirectly receiving any of the cash or stock associated with the above transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL INVEST
(Registrant)

Date: August 13, 2007	By: /s/ JERRY GRUENBAUM
Jerry Gruenbaum
Chief Executive Officer
(Duly Authorized Officer)

Date: August 13, 2007	By: /s/ NATHAN LAPKIN
Nathan Lapkin
Chief Financial Officer
and President
(Principal Financial
and Accounting Officer)